Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350

The undersigned, Jonathan Gregory, Chief Executive Officer of Royale Energy, Inc., a California corporation (the “Company”), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company’s Quarterly Report on Form 10-Q /A for the period ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 24, 2017	By:	/s/ Jonathan Gregory
Jonathan Gregory, Chief Executive Officer